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Exhibit 23.1

                         Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos.333-80177, 333-82249, 333-34570, 333-51878,
333-76272, 333-87618, 333-102434, 333-104169, and 333-109895) and in the
Registration Statement on Form S-3 (File No. 333-108826) of F5 Networks, Inc., of our report dated October 24, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Seattle, Washington
October 30, 2003